Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Trust Fund--Investment Grade Portfolio (BBB Quality or Better) Long Intermediate Term Series, Defined Asset Funds

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 33-57547 of our opinion dated September 23, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
October 8, 1997